Space above this line for Recorder’s Use

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

McGuireWoods LLP
77 West Wacker Drive, Suite 4100
Chicago, Illinois 60601
Attention: Donald A. Ensing, Esq.

STATE OF GEORGIA

COUNTY OF CLARKE

DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND
SECURITY AGREEMENT

This DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this “Deed to Secure Debt”), dated as of May 19, 2011, is given by G&E HC REIT II ATHENS LTACH, LLC, a Delaware limited liability company, as Grantor (“Grantor”), to SIEMENS FINANCIAL SERVICES, INC., a Delaware corporation, its successors and assigns, as Grantee (“Grantee”).

RECITALS:

A. Pursuant to the terms and conditions contained in that certain Loan and Security Agreement dated as of May 19, 2011, by and among G&E HC REIT II Monument LTACH Portfolio, LLC, a Delaware limited liability company (“G&E Monument”), Grantor, G&E HC REIT II Cape Girardeau LTACH, LLC, a Delaware limited liability company (“G&E Cape Girardeau”), G&E HC REIT II Columbia LTACH, LLC, a Delaware limited liability company (“G&E Columbia”), G&E HC REIT II Joplin LTACH, LLC, a Delaware limited liability company (“G&E Joplin” and, together with G&E Monument, Grantor, G&E Cape Girardeau, and G&E Columbia, the “Borrowers” and each a “Borrower”), and Grantee (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), the Grantee has made to the Borrowers a term loan (the “Loan”) evidenced by that certain Promissory Note dated as of May 19, 2011, with a maturity date of June 19, 2018, in the original principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), executed by the Borrowers and made payable to the order of the Grantee (as amended, restated, or replaced from time to time, the “Note”).

B. Pursuant to the terms and conditions of contained in that certain Guaranty (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”) made by Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation (the “Parent Guarantor”), in favor of the Grantee, the Parent Guarantor has guaranteed all “Obligations” under and as defined in the Loan Agreement (the “Guaranty Obligations”).

C. A condition precedent to Grantee’s extension of the Loan to Borrowers is the execution and delivery by Grantor of this Deed to Secure Debt.

NOW, THEREFORE, in consideration of the Property and of the debt and trust hereafter mentioned and created, and the sum of One Dollar ($1.00) paid to Grantor by Grantee, the receipt and sufficiency of which is hereby acknowledged, Grantor and Grantee agree as follows:

1. The Property. For the purpose of securing payment and performance of the Secured Obligations defined in Section 2 below, Grantor hereby irrevocably and unconditionally grants, bargains, sells, conveys, transfers and assigns to Grantee with power of sale and right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, together with the Personal Property (as hereinafter defined) being hereinafter collectively referred to as the “Property”):

(a) The real property located in the County of Clarke, State of Georgia, as described in EXHIBIT A hereto (the “Land”);

(b) all improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Grantor and located on, or used in connection with the Land or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Grantor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Grantor or on its behalf (collectively “Improvements”);

(c) all easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Land, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Grantor of, in and to the same;

(d) all rents, revenues, issues, profits, proceeds, income, royalties, accounts, including health-care-insurance receivables, escrows, letter-of-credit rights, security deposits, impounds, reserves, tax refunds and other rights to monies from the Property and/or the businesses and operations conducted by Grantor thereon, to be applied against the Indebtedness (hereinafter defined); provided, however, that Grantor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

(e) all interest of Grantor in all leases now or hereafter on the Property, whether written or oral (“Leases”), together with all security therefor and all monies payable thereunder (“Rents”), subject, however, to the conditional permission hereinafter given to Grantor to collect the rentals under any such Lease;

(f) all proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above;

(g) all fixtures and articles of personal property now or hereafter owned by Grantor and forming a part of or used in connection with the Land or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Property, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Grantor and placed on the Land or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness (as hereinafter defined); notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Deed to Secure Debt and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute “goods” as said term is used in the Georgia Commercial Code in effect from time to time (the “Code”), this instrument shall constitute a security agreement for such goods, as collateral, all in accordance with the Code;

(h) all of Grantor’s interests in “general intangibles” including “payment intangibles” and “software” (each as defined in the Code) now owned or hereafter acquired and related to the Property, including, without limitation, all of Grantor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which Grantor is or may become a party and which relate to the Property; (ii) all obligations and indebtedness owed to Grantor thereunder; (iii) all intellectual property related to the Property; and (iv) all choses in action and causes of action relating to the Property;

(i) all of Grantor’s accounts now owned or hereafter created or acquired as relate to the Property and/or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by Grantor: (i) accounts, contract rights, health-care-insurance receivables, book debts, notes, drafts, and other obligations or indebtedness owing to the Grantor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Grantor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Grantor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to the Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Grantor); (v) “securities”, “investment property,” “financial assets,” and “securities entitlements” (each as defined in the Code); (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of Grantor with respect to the Property; and

(j) all proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Property or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Property or proceeds of any sale, option or contract to sell the Property or any portion thereof.

To have and to hold the Property, the Rents and the Personal Property (as such terms are defined herein) to the use, benefit and behoof of Grantee forever, in fee simple, subject to the terms, provisions and conditions herein set forth. This Deed to Secure Debt is a deed and security agreement passing legal title pursuant to the laws of the State of Georgia governing loan or security deeds and security agreements and is not a mortgage.

2. Purpose of Securing. Grantor makes the grant, bargain, sale, conveyance, transfer and assignment set forth in Section 1, makes the irrevocable and absolute assignment set forth in Section 12, and grants the security interest set forth in Section 16, all for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Grantee may choose:

(a) (i) the payment of the Loan and all interest, late charges, prepayment premium (if any), exit fee (if any), reimbursement obligations, and other indebtedness evidenced by or owing under the Note and the other Loan Documents (as defined in the Loan Agreement), together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrowers and the other Obligors (as defined in the Loan Agreement) to or benefiting Grantee which are evidenced or secured by or otherwise provided in this Deed to Secure Debt and the other Loan Documents; (iii) the reimbursement of Grantee of any and all sums incurred, expended or advanced by Grantee pursuant to any term or provision of or constituting additional indebtedness under or secured by this Deed to Secure Debt and the other Loan Documents, with interest thereon as provided herein or therein; (iv) the Obligations (as defined in the Loan Agreement); (v) the payment and performance of all future advances and other obligations any of the Borrowers and the other Obligors (or any successor in interest to any of the foregoing) may agree to pay or perform (whether as principal, surety, or guarantor) to or for the benefit of Grantee; and (vi) so long as such obligations remain outstanding, the Guaranty Obligations (collectively, the foregoing items (i) through (vi) referred to herein as the “Indebtedness”).

(b) This Deed to Secure Debt does not secure any obligations arising in favor of Grantee under any environmental agreements or any indemnities or other obligations related to hazardous substances or environmental laws relating to the Property or under any obligation which expressly states that it is unsecured, whether contained in the foregoing Debt Instrument or in any other document, agreement or instrument. Unless specifically described in subsection (a) above or otherwise agreed in writing, “Secured Obligations” shall not include any debts, obligations or liabilities which are or may hereafter be “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending law or any regulation promulgated thereunder.

(c) It is the intention of Grantor and Grantee that this Deed to Secure Debt shall establish for the benefit of Grantee a perpetual or indefinite security interest in the Property to secure the Secured Obligations as provided by O.C.G.A. Section 44-14-80(a)(2).

3. Terms of Secured Obligations. All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Loan Agreement, the Note, and the Guaranty described in the Recitals hereto and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the Loan Agreement, the Note, and the Guaranty which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

4. Title. Grantor represents, warrants and covenants that (a) Grantor is the holder of the fee simple title to the Property, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of Grantee and as otherwise described on EXHIBIT B attached hereto and made a part hereof (“Permitted Exceptions”); and (b) Grantor has legal power and authority to mortgage and convey the Property.

5. Maintenance, Repair, Restoration, Prior Liens, Parking. Grantor covenants that, so long as any portion of the Indebtedness remains unpaid, Grantor will:

(a) promptly repair, restore or rebuild any Improvements now or hereafter on the Property which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

(b) keep the Property in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to Grantor’s right to contest liens as permitted by the terms of Section 37 hereof);

(c) pay when due the Indebtedness in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Grantor under this Deed to Secure Debt and the other Loan Documents;

(d) pay when due any indebtedness which may be secured by a permitted lien or charge on the Property on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to Grantee (subject to Grantor’s right to contest liens as permitted herein);

(e) complete within a reasonable time any Improvements now or at any time in the process of erection upon the Property;

(f) comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Property and the use thereof;

(g) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Deed to Secure Debt;

(h) make no material alterations in the Property or demolish any portion of the Property without Grantee’s prior written consent, except as required by law or municipal ordinance;

(i) suffer or permit no change in the use or general nature of the occupancy of the Property, without Grantee’s prior written consent;

(j) pay when due all operating costs of the Property;

(k) not initiate or acquiesce in any zoning reclassification with respect to the Property, without Grantee’s prior written consent;

(l) provide and thereafter maintain adequate parking areas within the Property as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

(m) comply, and cause the Property at all times to be operated in compliance with all federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

6. Payment of Taxes and Assessments. Grantor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against Grantor, if applicable to the Property or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Grantor’s right to contest the same, as provided by the terms hereof; and Grantor will, upon written request, furnish to Grantee duplicate receipts therefor within ten (10) days after Grantee’s request.

7. Tax Deposits. At Grantee’s option, Grantor shall deposit with Grantee, on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of 105% of the most recent ascertainable annual Taxes on the Property. If requested by Grantee, Grantor shall also deposit into a deposit account (such account, the “Tax Reserve Account”) with a United States depository institution approved by Grantee and subject to the exclusive control of Grantee an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by Grantee. Such deposits are to be held without any allowance of interest and are to be used for the payment of Taxes next due and payable when they become due. So long as no Event of Default shall exist, Grantee shall, at its option, use the funds in the Tax Reserve Account to pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor by Grantor) or shall release sufficient funds to Grantor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, Grantor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds into the Tax Reserve Account as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of Grantee. Grantee, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

8. Grantee’s Interest In and Use of Deposits. Upon an Event of Default, Grantee may, at its option, apply any monies at the time on deposit pursuant to Section 7 above to cure an Event of Default or to pay any of the Indebtedness in such order and manner as Grantee may elect. If such deposits are used to cure an Event of Default or pay any of the Indebtedness, Grantor shall immediately, upon demand by Grantee, deposit with Grantee an amount equal to the amount expended by Grantor from the deposits. When the Indebtedness has been fully paid, any remaining deposits shall be returned to Grantor. Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of Grantor. Grantee shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless Grantor, prior to an Event of Default, shall have requested Grantee in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. Grantee shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

9. Insurance.

(a) Grantor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Property insured against loss or damage by fire and such other hazards as may reasonably be required by Grantee, in accordance with the terms, coverage, and provisions described in the Loan Agreement, which is incorporated by reference and made a part hereof, and such other insurance as Grantee may from time to time reasonably require. Grantor assigns to Grantee all proceeds of any and all insurance policies insuring against loss or damage to the Property, subject to the terms of the Loan Agreement. Grantor authorizes Grantee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policy to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly, subject to the terms of the Loan Agreement.

(b) Unless Grantor provides Grantee evidence of the insurance coverage required hereunder, Grantee may purchase insurance at Grantor’s expense to cover Grantee’s interest in the Property. The insurance may, but need not, protect Grantor’s interest. The coverage that Grantee purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Property. Grantor may later cancel any insurance purchased by Grantee, but only after providing Grantee with evidence that Grantor has obtained insurance as required by this Deed to Secure Debt and the Loan Agreement. If Grantee purchases insurance for the Property, Grantor will be responsible for the costs of such insurance, including, without limitation, the insurance premium, interest and any other charges which Grantee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance Grantor may be able to obtain on its own.

10. Condemnation. If all or any part of the Property is damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof to Grantor, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Grantee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Grantor and the same shall be paid forthwith to Grantee. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Grantee may declare the whole of the balance of the Indebtedness plus any prepayment premium to be due and payable. Notwithstanding the provisions of this Section to the contrary, if any condemnation or taking of less than the entire Property occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of Grantee, has no material adverse effect on the operation or value of the Property, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Grantor, and Grantee hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

11. Stamp Tax. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Grantor, any tax is due or becomes due in respect of the execution and delivery of this Deed to Secure Debt, the Note, or any of the other Loan Documents, Grantor shall pay such tax in the manner required by any such law. Grantor further agrees to reimburse Grantee for any sums which Grantee may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, Grantor shall not be required to pay any income or franchise taxes of Grantee.

12.	Assignment of Leases, Rents and Collections.

(a) All of Grantor’s interest in and rights under the Leases now existing or hereafter entered into, and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, and all other amounts due with respect to any of the other collateral, are hereby absolutely, presently and unconditionally assigned and conveyed to Grantee to be applied by Grantee in payment of all Indebtedness and all other sums payable under this Deed to Secure Debt. This is an absolute assignment, not an assignment for security only. Prior to the occurrence of any Event of Default, Grantor shall have a license to collect and receive all Rents and other amounts as they become due and payable. If an Event of Default has occurred, Grantee shall have the right, which it may choose to exercise in its sole discretion, to terminate such license without notice to or demand upon Grantor, and without regard to the adequacy of the security for the Secured Obligations. It is understood and agreed that neither the foregoing assignment to Grantee nor the exercise by Grantee of any of its rights or remedies under Section 20 hereof or otherwise shall be deemed to make Grantee a “Grantee-in-possession” or otherwise responsible or liable in any manner with respect to the collateral or the use, occupancy, enjoyment or any portion thereof, unless and until Grantee, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the collateral by any court at the request of Grantee or by agreement with Grantor, or the entering into possession of any part of the collateral by such receiver, be deemed to make Grantee a Grantee-in-possession or otherwise responsible or liable in any manner with respect to the collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Leases, each guarantor of any of the Leases and any other Person (as defined in the Loan Agreement) obligated under any of the collateral to pay all Rents and other amounts to Grantee without proof of the Event of Default relied upon. Grantor hereby irrevocably authorizes each such Person to rely upon and comply with any notice or demand by Grantee for the payment to Grantee of any Rents and other amounts due or to become due. Grantor shall apply the Rents and other amounts to the payment of all necessary and reasonable operating costs and expenses of the collateral, debt service on the Indebtedness and otherwise in compliance with the provisions of this Deed to Secure Debt.

(b) Grantor shall at all times fully perform the obligations of the lessor under all Leases. Grantor shall at any time or from time to time, upon request of Grantee, transfer and assign to Grantee in such form as may be satisfactory to Grantee, Grantor’s interest in the Leases, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder, Grantor shall have a license to collect and receive all Rents under such Leases upon accrual, but not prior thereto, as set forth in Section 12(a) above.

(c) Grantee shall have the right to assign all or any part of Grantee’s right, title, and interest in any Leases to any subsequent holder of this Deed to Secure Debt or any participating interest in any of the Indebtedness or to any Person acquiring title to all or any part of the collateral through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Grantee. Upon the occurrence of any Event of Default, Grantee shall have the right to execute new leases of any part of the collateral, including leases that extend beyond the term of this Deed to Secure Debt. Grantee shall have the authority, as Grantor’s attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Grantor and to bind Grantor on all papers and documents relating to the operation, leasing and maintenance of the collateral.

13. Effect of Extensions of Time and Other Changes. If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Property or having an interest in Grantor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Grantee, notwithstanding such extension, variation, release or change.

14. Effect of Changes in Laws Regarding Taxation. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Property from the value thereof for the purpose of taxation; (b) the imposition upon Grantee of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Grantor; or (c) a change in the method of taxation of mortgages or debts secured by mortgages or Grantee’s interest in the Property, or the manner of collection of taxes, so as to affect this Deed to Secure Debt or the Indebtedness or the holders thereof, then Grantor, upon demand by Grantee, shall pay such Taxes or charges, or reimburse Grantee therefor; provided, however, that Grantor shall not be deemed to be required to pay any income or franchise taxes of Grantee. Notwithstanding the foregoing, if in the opinion of counsel for Grantee it is or may be unlawful to require Grantor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Grantee may declare all of the Indebtedness to be immediately due and payable.

15. Grantee’s Performance of Defaulted Acts and Expenses Incurred by Grantee. If an Event of Default has occurred, Grantee may, but need not, make any payment or perform any act herein required of Grantor in any form and manner deemed expedient by Grantee, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Property or consent to any tax or assessment or cure any default of Grantor in any lease of the Property. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees actually incurred, and any other monies advanced by Grantee in regard to any tax referred to in Section 14 above or to protect the Property or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by Grantor to Grantee, upon demand, and with interest thereon accruing from the date of such demand until paid at the rate then in effect under the Loan Agreement in regard to the Loan plus 1.3% per month (such rate, the “Default Rate”), in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by Grantee in connection with (a) sustaining the lien of this Deed to Secure Debt or its priority, (b) protecting or enforcing any of Grantee’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Deed to Secure Debt, any of the other Loan Documents or the Property, including without limitation, bankruptcy and probate proceedings, and (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Deed to Secure Debt, any of the other Loan Documents or the Property, shall be so much additional Indebtedness, and shall become immediately due and payable by Grantor to Grantee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. The interest accruing under this Section 15 shall be immediately due and payable by Grantor to Grantee, and shall be additional Indebtedness evidenced by the Note and secured by this Deed to Secure Debt. Grantee’s failure to act shall never be considered as a waiver of any right accruing to Grantee on account of any Event of Default. Should any amount paid out or advanced by Grantee hereunder, or pursuant to any agreement executed by any of the Borrowers or any of the other Obligors in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property or any part thereof, then Grantee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

16. Security Agreement.

(a) Grantor and Grantee agree that this Deed to Secure Debt shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Grantor or held by the Grantee (whether deposited by or on behalf of Grantor or anyone else) pursuant to any of the provisions of this Deed to Secure Debt or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Deed to Secure Debt, which personal property may not be deemed to be affixed to the Property or may not constitute a “fixture” (within the meaning of the Code) (which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “supporting obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Grantee, and the Collateral and all of Grantor’s right, title and interest therein are hereby assigned to Grantee, all to secure payment of the Indebtedness. This Deed to Secure Debt is intended to be a financing statement within the purview of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Property. The addresses of Grantor (Debtor) and Grantee (Secured Party) are set forth below. This Deed to Secure Debt is to be filed for recording with the Recorder of Deeds of the county or counties where the Property is located. To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Grantor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Grantor, as lessor thereunder.

17.	Restrictions on Transfer.

(a) Grantor, without the prior written consent of Grantee, shall not effect, suffer or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Property, or any part thereof (a “Prohibited Transfer”), except as may be provided in the Loan Documents.

(b) In determining whether or not to make the Loan, Grantee evaluated the background and experience of Grantor, its members, its manager, and its officers in owning and operating property such as the Property, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Property which is Grantee’s security for the Note. Grantor, its members, its manager, and its officers are well experienced in borrowing money and owning and operating property such as the Property, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Grantor recognizes that Grantee is entitled to keep its loan portfolio at current interest rates by making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Grantor. Grantor further recognizes that any secondary junior financing placed upon the Property (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force Grantee to take measures and incur expenses to protect its security; (iii) would detract from the value of the Property should Grantee come into possession thereof with the intention of selling same; and (iv) would impair Grantee’s right to accept a deed in lieu of foreclosure, as a foreclosure by Grantee would be necessary to clear the title to the Property. In accordance with the foregoing and for the purposes of (i) protecting Grantee’s security, both of repayment and of value of the Property; (ii) giving Grantee the full benefit of its bargain and contract with Grantor; (iii) allowing Grantee to raise the interest rate and collect assumption fees; and (iv) keeping the Property free of subordinate financing liens, Grantor agrees that if this Section 17(b) is deemed a restraint on alienation, that it is a reasonable one.

18. Separate Entity. Grantor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or a member or partner in any entity which acquires any property other than the Property, until such time as the Indebtedness has been fully repaid. The operating agreement of Grantor shall limit its purpose to the acquisition, operation, management and disposition of the Property, and such purposes shall not be amended without the prior written consent of Grantee. Except as may be otherwise provided in the Loan Agreement, Grantor covenants:

(a) To maintain its assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other Person;

(b) To conduct its own business in its own name, pay its own liabilities out of its own funds, allocate fairly and reasonably any overhead for shared employees and office space, and to maintain an arm’s length relationship with its affiliates;

(c) To hold itself out as a separate entity, correct any known misunderstanding regarding its separate identity, maintain adequate capital in light of its contemplated business operations, and observe all organizational formalities;

(d) Not to guarantee or become obligated for the debts of any other Person (other than the other Borrowers, pursuant to the terms and conditions of the Loan Documents) or hold out its credits as being available to satisfy the obligations of others (other than the other Borrowers, pursuant to the terms and conditions of the Loan Documents), including not acquiring obligations or securities of its manager, members, or officers;

(e) Not to pledge its assets for the benefit of any other Person (other than the other Borrowers, pursuant to the terms and conditions of the Loan Documents) or make any loans or advances to any Person except as may be expressly permitted under the Loan Documents;

(f) Not to enter into any contract or agreement with any party which is directly or indirectly controlling, controlled by or under common control with Grantor (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate;

(g) Not to seek, and to prevent any constituent party of Grantor from seeking, the dissolution or winding up, in whole or in part, of Grantor;

(h) Not to merge with or be consolidated into any other entity;

(i) To maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Grantor, Affiliate, any Guarantor, or any other Person; provided, however, that such assets may be deposited into the Lockbox Accounts (as defined in the Loan Agreement); and

(j) To have no debts or obligations other than normal accounts payable in the ordinary course of business, this Deed to Secure Debt, and the Loan.

19. Events of Default; Acceleration. Each of the following shall constitute an “Event of Default” for purposes of this Deed to Secure Debt:

(a) The occurrence of an event of default (however defined) under any of the Loan Documents;

(b) Grantor fails to pay any amount payable to Grantee under this Deed to Secure Debt within three (3) Business Days after the date when any such payment is due in accordance with the terms hereof;

(c) Grantor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Grantor under this Deed to Secure Debt; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Property, and the priority, validity and enforceability of the liens created by the Deed to Secure Debt or any of the other Loan Documents and the value of the Property is not impaired, threatened or jeopardized, then Grantor shall have a period (the “Cure Period”) of thirty (30) days after Grantor’s actual notice thereof, and an Event of Default under this subsection (c) shall not be deemed to exist during the Cure Period;

(d) the existence of any inaccuracy or untruth in any material respect in any certification, representation, or warranty contained in this Deed to Secure Debt or any of the other Loan Documents or of any statement or certification as to facts delivered to Grantee by Grantor or any other Obligor; or

(e) the occurrence of a Prohibited Transfer.

If an Event of Default occurs, Grantee may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to Grantor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect.

20. Release; Foreclosure and Sale. If an Event of Default has occurred and is continuing, Grantee may, at Grantee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable; (b) enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon (if Grantor remains in possession of the Property after an Event of Default and without Grantee’s prior written consent, Grantee may invoke any legal remedies to dispossess Grantor); (c) hold, lease, develop, manage, operate or otherwise use the Property upon such terms and conditions as Grantee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Grantee deems necessary or desirable), and apply all Rents and other amounts collected by Grantee in connection therewith in accordance with the provisions hereof; (d) sell the Property or any part of the Property at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Loans and other Obligations, and all expenses of sale and of all proceedings in connection therewith, including attorney’s fees actually incurred at standard hourly rates, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriffs sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full warranties of title and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Loans and other Obligations and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Loans and other Obligations. In the event of any sale under this Deed to Secure Debt by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect, and if Grantee so elects, Grantee may sell the personal property covered by this Deed to Secure Debt at one or more separate sales in any manner permitted by the Code, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the Loans and other Obligations are paid in full. Upon any foreclosure sale, Grantee may bid for and purchase the Property and shall be entitled to apply all or any part of the Loans and other Obligations as a credit to the purchase price. With respect to any notices required or permitted under the Code, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Grantee may be a purchaser at such sale and if Grantee is the highest bidder, Grantee shall credit the portion of the purchase price that would be distributed to Grantee against the Indebtedness in lieu of paying cash. In the event this Deed to Secure Debt is foreclosed by judicial action, appraisement of the Property is waived; (e) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Property for the repayment of the Indebtedness, the appointment of a receiver of the Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

21. Separate Sales. The Property may be sold in one or more parcels and in such manner and order as Grantee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

22. Remedies Cumulative, Concurrent and Nonexclusive. Grantee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the Code), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Property, or against any one or more of them, at the sole discretion of Grantee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Grantee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

23. Release of and Resort to Collateral. Grantee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien, security title or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien, security title and security interest in and to the Property. For payment of the Indebtedness, Grantee may resort to any other security in such order and manner as Grantee may elect.

24. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Grantee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

25. Discontinuance of Proceedings. If Grantee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter have elected to discontinue or abandon it for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Grantee, if applicable, shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

26. Application of Proceeds. The proceeds of any sale or foreclosure of, and the Rents and other amounts generated by holding, leasing, managing or otherwise operating or using the Property or any portion thereof, shall be applied by Grantee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: (a) the payment of the costs and expenses of taking possession of the Property and of holding, using, leasing, repairing, improving and selling the same including, without limitation, receiver’s fees and expenses, court costs, reasonable counsel fees and disbursements actually incurred and advertising costs and expenses, real estate taxes and assessments, except any taxes, assessments or other costs and charges incurred after the Property is sold; (b) the payment of all amounts (including interest), other than the unpaid balance of the Loan and accrued but unpaid interest, which may be due to Grantee under the Loan Documents; (c) to the payment of the Indebtedness and the performance of the Obligations in such manner and order of preference as Grantee may determine; and (d) the balance, if any, to the payment of the persons legally entitled thereto.

27. Occupancy after Foreclosure. Any sale of the Property or any part thereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

28. Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Grantee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of the Borrower or the Grantor, as the case may be, in accordance with this Deed to Secure Debt and the Loan Agreement. All sums advanced and expenses incurred at any time by Grantee under this Section, or otherwise under this Deed to Secure Debt or any of the other Loan Documents or applicable law, shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Grantee and with interest thereon from the date incurred by Grantee until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed to Secure Debt and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed to Secure Debt and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Grantee in respect thereof, by litigation or otherwise.

29. No Grantee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Leases, Rents and collections under Section 12, the security interests under Section 16, nor any other remedies afforded to Grantee under the Loan Documents, at law or in equity shall cause Grantee to be deemed or construed to be a Grantee in possession of the Property, to obligate Grantee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

30. Application of Income Received by Grantee. Grantee, in the exercise of the rights and powers herein conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Property to the payment of or on account of the following, in such order as Grantee may determine:

(a) to the payment of the operating expenses of the Property, including cost of management and leasing thereof (which shall include compensation to Grantee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Property; and

(c) to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

31. Compliance with Applicable Law.

(a) If any provision in this Deed to Secure Debt shall be inconsistent with provisions of any applicable foreclosure law in effect in the State of Georgia (the “Foreclosure Law”), provisions of such statutes shall take precedence over the provisions of this Deed to Secure Debt, but shall not invalidate or render unenforceable any other provision of this Deed to Secure Debt that can be construed in a manner consistent with the Foreclosure Law.

(b) If any provision of this Deed to Secure Debt shall grant to Grantee (including Grantee acting as a Grantee-in-possession) or a receiver appointed pursuant to the applicable provisions of this Deed to Secure Debt any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Grantee or in such receiver under the Foreclosure Law in the absence of said provision, Grantee and such receiver shall be vested with the powers, rights and remedies granted under the Foreclosure Law to the full extent permitted by law.

(c) Without limiting the generality of the foregoing, all expenses incurred by Grantee for attorneys’ fees or any and all expenses related to carrying out any foreclosure action, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Deed to Secure Debt, shall be added to the Indebtedness and/or by the judgment of foreclosure.

32. Rights Cumulative. Each right, power and remedy herein conferred upon Grantee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Grantee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Grantee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

33. Grantee’s Right of Inspection. Grantee and its representatives shall have the right to inspect the Property and the books and records with respect thereto at all reasonable times upon advance notice to Grantor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

34. Release upon Payment and Discharge of Grantor’s Obligations. Grantee shall release this Deed to Secure Debt and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by Grantee in connection with the execution of such release.

35. Notices. Except as otherwise provided herein, the Grantor waives all notices and demands in connection with the enforcement of the Grantee’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, addressed as follows, and (a) by United States first class mail, postage prepaid, (b) by personal delivery, or (c) by overnight delivery by a nationally recognized courier, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person:

If to Grantee:	Siemens Financial Services, Inc. 170 Wood Avenue South Iselin, New Jersey 08830 Attention: Richard McNally Facsimile: (610) 219.9766
with a copy to:	McGuireWoods LLP 77 West Wacker Drive Suite 4100 Chicago, Illinois 60601 Attention: Donald A. Ensing Facsimile: (312) 849-8111
If to Grantor:	G&E HC REIT II Athens LTACH, LLC 1551 Tustin Avenue, Suite 300 Santa Ana, California 92705 Attention: Shannon Johnson Facsimile: (714) 667.0611
with a copy to:	Arnall Golden Gregory LLP 171 17th Street NW, Suite 2100 Atlanta, Georgia 30363 Attention: Steven A. Kaye Facsimile: (404) 873-8169

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances. The address provided above for Grantor is also the mailing address of Grantor as debtor under the Code. The address provided above for Grantee is the address for Grantee as secured party under the Code.

36. Waiver of Rights. Grantor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a) Grantor hereby wholly waives, on its own behalf and on behalf of each and every person, the period of redemption and any and all rights of reinstatement and redemption of any of the Premises after sale under this Deed to Secure Debt, or sale upon foreclosure of this Deed to Secure Debt, as provided under any law of the State of Georgia now or hereafter in effect;

(b) Grantor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Grantee but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(c) If Grantor is a trustee, Grantor represents that the provisions of this Section (including the waiver of reinstatement and redemption rights) were made at the express direction of Grantor’s beneficiaries and the persons having the power of direction over Grantor, and are made on behalf of the trust estate of Grantor and all beneficiaries of Grantor, as well as all other persons mentioned above.

37. Contests. Notwithstanding anything to the contrary herein contained, Grantor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Property or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Property (all herein called “Contested Liens”), and no Contested Liens shall constitute an Event of Default hereunder, if, but only if:

(a) Grantor shall forthwith give notice of any Contested Lien to Grantee at the time the same shall be asserted;

(b) Grantor shall either pay under protest or deposit with Grantee the full amount (herein called “Lien Amount”) of such Contested Lien, together with such amount as Grantee may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Grantor may furnish to Grantee a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Grantee;

(c) Grantor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Property, and shall permit Grantee to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of Grantee’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, until paid, and payable upon demand);

(d) Grantor shall pay such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Grantor, or (ii) forthwith upon demand by Grantee if, in the opinion of Grantee, and notwithstanding any such contest, the Property shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Grantor shall fail so to do, Grantee may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Grantee to obtain the release and discharge of such liens; and any amount expended by Grantee in so doing shall be so much additional Indebtedness bearing interest at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, until paid, and payable upon demand; and provided further that Grantee may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

38. Expenses Relating to Note and Deed to Secure Debt.

(a) Grantor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Deed to Secure Debt or any of the other Loan Documents, including without limitation, Grantee’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Deed to Secure Debt and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Deed to Secure Debt and all federal, state, county and municipal taxes, and other taxes (provided Grantor shall not be required to pay any income or franchise taxes of Grantee), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Deed to Secure Debt. Grantor recognizes that, during the term of this Deed to Secure Debt, Grantee:

(i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Grantee shall be a party by reason of the Loan Documents or in which the Loan Documents or the Property are involved directly or indirectly;

(ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Grantee’s taking possession of and managing the Property, which event may or may not actually occur;

(iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v) May enter into negotiations with Grantor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Property, the assumption of liability for any of the Indebtedness or the transfer of the Property in lieu of foreclosure; and

(vi) May enter into negotiations with Grantor or any of its agents, employees or attorneys pertaining to Grantee’s approval of actions taken or proposed to be taken by Grantor which approval is required by the terms of this Deed to Secure Debt.

(b) All expenses, charges, costs and fees described in this Section 38 shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect, and shall be paid, together with said interest, by Grantor forthwith upon demand.

39. Statement of Indebtedness. Grantor, within seven (7) days after being so requested by Grantee, shall furnish a duly acknowledged written statement setting forth the amount of the Indebtedness secured by this Deed to Secure Debt, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

40. Further Instruments. Upon request of Grantee, Grantor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Deed to Secure Debt and of the other Loan Documents.

41. Additional Indebtedness Secured. All persons and entities with any interest in the Property or about to acquire any such interest should be aware that, until the irrevocable payment in full of the Indebtedness, this Deed to Secure Debt secures more than the stated principal amount of the Note and interest thereon; until the irrevocable payment in full thereof or so long as such obligations remain outstanding, as applicable, this Deed to Secure Debt secures the Guaranty Obligations and any and all other amounts which may become due under the Note or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by Grantee to operate, manage, or maintain the Property or to otherwise protect the Property or the lien of this Deed to Secure Debt. Any disbursements which Grantee may make under this Deed to Secure Debt, the Note, the other Loan Documents, or any other document with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect Grantee’s liens and security interests, as permitted hereby) shall be additional Indebtedness secured hereby. This Deed to Secure Debt is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

42. Indemnity. Grantor hereby covenants and agrees that no liability shall be asserted or enforced against Grantee in the exercise of the rights and powers granted to Grantee in this Deed to Secure Debt, and Grantor hereby expressly waives and releases any such liability. Grantor shall indemnify and save Grantee harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Claims”) of whatever kind or nature which may be imposed on, incurred by or asserted against Grantee at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Grantee may or does become a party, either as plaintiff or as a defendant, by reason of this Deed to Secure Debt or for the purpose of protecting the lien of this Deed to Secure Debt; (b) the offer for sale or sale of all or any portion of the Property; and (c) the ownership, leasing, use, operation or maintenance of the Property, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Property to Grantee in accordance with the terms of this Deed to Secure Debt; provided, however, that Grantor shall not be obligated to indemnify or hold Grantee harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Grantee. All costs provided for herein and paid for by Grantee shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Grantee and with interest thereon from the date incurred by Grantee until paid at the Default Rate, in addition to any other interest accruing on such amount, as provided under this Deed to Secure Debt and the other Loan Documents, all limited by the maximum rate permitted by law then in effect. Notwithstanding the foregoing, Grantor shall not indemnify Grantee for any liability incurred or based solely on the intentional misconduct of Grantee.

43. Compliance with Environmental Laws. Grantor acknowledges that concurrently herewith the Borrowers and the Parent Guarantor have executed and delivered to Grantee an Environmental Indemnification Agreement (as amended, modified, or supplemented from time to time, the “Indemnity”) pursuant to which the Borrowers and the Parent Guarantor have, jointly and severally, fully indemnified Grantee for certain environmental matters concerning the Property, as more particularly described therein. The provisions of the Indemnity are hereby incorporated herein and this Deed to Secure Debt shall secure the obligations of Grantor thereunder. Grantor agrees to abide by all of the provisions of the Indemnity.

44. Subordination of Property Manager’s Lien. Any property management agreement for the Property entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Property shall be subject and subordinate to the lien of this Deed to Secure Debt and shall provide that Grantee may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at Grantee’s request, shall be recorded with the Recorder of Deeds of the county where the Property is located. In addition, if any property management agreement in existence as of the date hereof does not contain a subordination provision, Grantor shall cause the property manager under such agreement to enter into a subordination of the property management agreement with Grantee, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Deed to Secure Debt.

45. Miscellaneous

(a) Successors and Assigns. This Deed to Secure Debt and all provisions hereof shall be binding upon and enforceable against Grantor and its assigns and other successors. This Deed to Secure Debt and all provisions hereof shall inure to the benefit of Grantee, its successors and assigns and any holder or holders, from time to time, of the Note.

(b) Invalidity of Provisions. In the event that any provision of this Deed to Secure Debt is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Grantor and Grantee shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Deed to Secure Debt and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

(c) Municipal Requirements. Grantor shall not by act or omission permit any building or other improvement on property not subject to the lien of this Deed to Secure Debt to rely on the Property or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Grantor hereby assigns to Grantee any and all rights to give consent for all or any portion of the Property or any interest therein to be so used. Similarly, no building or other improvement on the Property shall rely on any property not subject to the lien of this Deed to Secure Debt or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

(d) Option of Grantee to Subordinate. At the option of Grantee, this Deed to Secure Debt shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Property upon the execution by Grantee of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Property is situated.

(e) Grantee-in-Possession. Nothing contained herein or in any of the other Loan Documents shall be construed as constituting Grantee a Grantee-in-possession in the absence of the actual taking of possession of the Property by Grantee pursuant to this Deed to Secure Debt.

(f) Relationship of Grantee and Grantor. Grantee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Grantor or of any lessee, operator, concessionaire or licensee of Grantor in the conduct of their respective businesses, and, without limiting the foregoing, Grantee shall not be deemed to be such partner, joint venturer, agent or associate on account of Grantee becoming a Grantee-in-possession or exercising any rights pursuant to this Deed to Secure Debt, any of the other Loan Documents, or otherwise. The relationship of Grantor and Grantee hereunder is solely that of debtor/creditor.

(g) Time of the Essence. Time is of the essence of the payment by the Borrowers and the other Obligors of all amounts due and owing to Grantee under the Note and the other Loan Documents and the performance and observance by Grantor of all terms, conditions, obligations and agreements contained in this Deed to Secure Debt and the other Loan Documents.

(h) No Merger. The parties hereto intend that the Deed to Secure Debt and the lien hereof shall not merge in fee simple title to the Property, and if Grantee acquires any additional or other interest in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Grantee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Deed to Secure Debt and the lien hereof shall not merge in the fee simple title and this Deed to Secure Debt may be foreclosed as if owned by a stranger to the fee simple title.

(i) Maximum Indebtedness. Notwithstanding anything contained herein to the contrary, in no event shall the Indebtedness exceed an amount equal to $50,000,000.00; provided, however, in no event shall Grantee be obligated to advance funds in excess of the face amount of the Note.

(j) Governing Law; Jurisdiction and Venue. THIS DEED TO SECURE DEBT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT REQUIRED BY THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED (THE “LAND STATE”). THE LAWS OF THE LAND STATE SHALL GOVERN THE DETERMINATION OF WHETHER THIS DEED TO SECURE DEBT TRANSFERS OR CONVEYS AN INTEREST IN THE LAND AND FIXTURES, THE LAWS AND RENTS AND SUCH OTHER PORTIONS OF THE PROPERTY AS ARE NECESSARILY GOVERNED BY THE LAND STATE. TO INDUCE GRANTEE TO ACCEPT THE NOTE, GRANTOR IRREVOCABLY AGREES THAT, SUBJECT TO GRANTEE’S SOLE AND ABSOLUTE ELECTION, ACTIONS OR PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS DEED TO SECURE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN THE FEDERAL, STATE OR LOCAL COURTS SITTING IN OR FOR THE COUNTY OF MIDDLESEX, NEW JERSEY, AND HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. GRANTOR AND GRANTEE ACKNOWLEDGE THAT SUCH COURTS ARE CONVENIENT FORUMS AND WAIVE ANY DEFENSE BASED UPON DOCTRINES OF VENUE OR FORUM NON-CONVENIENS OR SIMILAR RULES OR DOCTRINES. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS UPON GRANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GRANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(k) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, GRANTOR AND GRANTEE (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY (A) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS DEED TO SECURE DEBT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS DEED TO SECURE DEBT, AND (B) AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST GRANTEE OR ANY OTHER PERSON INDEMNIFIED UNDER THIS DEED TO SECURE DEBT, THE INDEMNITY, OR ANY OF THE OTHER LOAN DOCUMENTS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(l) Complete Agreement. This Deed to Secure Debt, the Loan Agreement, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and this Deed to Secure Debt may not be modified, altered or amended except by an agreement in writing signed by both Grantor and Grantee.

(m) Remedies against Other Collateral. Grantor hereby acknowledges that certain Loan Documents other than this Deed to Secure Debt create liens on collateral located in counties or states other than the counties and state in which the Property is located. Grantor further acknowledges that this Deed to Secure Debt and the other Loan Documents are cross-defaulted and the Loan secured hereby is also secured by the other Loan Documents. Grantor agrees that Grantee may proceed, at the same or at different times, to foreclose any or all liens against such collateral (or sell such collateral under power of sale) by any proceedings appropriate in the county and state where such collateral lies, and that no event of enforcement taking place in any county or state pursuant to any of the Loan Documents shall preclude or bar enforcement in any other county or state. Any foreclosure or other appropriate remedy brought in any county or state in which collateral is located may be brought and prosecuted as to any part of such collateral without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other part of the collateral for the Loan.

(n) No Oral Agreements. As used in this Section, the term “this writing” is deemed to include this Deed to Secure Debt, the other Loan Documents, and all other documents, agreements and instruments evidencing, securing or supporting the debt evidenced by the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed to Secure Debt under seal as of the date first above written.

“GRANTOR”:

G&E HC REIT II ATHEN LTACH, LLC,
a Delaware limited liability company

By: G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC
Its: Sole Managing Member

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.

Its: General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

Date: May 13, 2011

Signed, sealed and delivered
in the presence of:

/s/ Rex Morishita
Rex Morishita

/s/ P.C. Han
P.C. Han
Notary Public
My Commission Expires: June 25, 2011